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                                 [EXHIBIT 10.2]

                              CLYDE COMPANIES, INC.

                              AMENDED AND RESTATED
                              STOCK REDEMPTION PLAN


               The Board of Directors (the "Board") of Clyde Companies, Inc., a Utah corporation (the "Company"), has adopted the following stock redemption plan (this "Plan"), effective as of January 1, 1999:

               1. Purposes. Certain shareholders of the Company ("Shareholders") desire to sell shares of the common stock of Company ("Common Stock") from time to time. However, there is no public or other ready market for the Common Stock. Accordingly, the Shareholders have requested that the Company redeem, on an annual basis, a limited number of shares of Common Stock. The Board has determined that it is advisable and in the best interests of the Company and the Shareholders for the Company to redeem shares of Common Stock, each year on a date established by the Board (the "Redemption Date"), in accordance with the terms of this Plan (the "Redemption").

               2. Valuation of the Common Stock. Each year, as soon as practicable following the issuance by the Company's auditors of their report regarding the consolidated financial statements of the Company and its subsidiaries for the prior year (the "Financial Statements"), the Board shall cause an appraisal (or an update of a prior appraisal) of the Company (the "Appraisal") to be completed by an independent individual or firm selected by the Board which shall set forth a determination of the total fair market value of the Company as of the last day of the prior year (the "Appraisal Value"). The price to be paid to the Shareholders for each share of redeemed Common Stock (the "Redemption Price") shall be an amount equal to the Appraisal Value divided by the number of shares of Common Stock outstanding on the last day of the prior year, discounted by twenty-five percent (25%) (reflecting a lack of marketability and minority interest).

               3. Redemption Fund. As soon as practicable following the Appraisal, the Board shall determine the amount which shall be made available by the Company on the Redemption Date to fund the Redemption (the "Redemption Fund"). Notwithstanding any other provision of this Plan to the contrary, the Redemption Fund shall be an amount which (a) for the years 1999 through 2003, is greater than or equal to Seven Percent (7%) and less than or equal to Fifteen Percent (15%) of the net earnings of the Company (after taxes) as recorded in the Financial Statements, and (b) for the years 2004 and thereafter, is greater than or equal to Five Percent (5%) and less than or equal to Ten Percent (10%) of the net earnings of the Company (after taxes) as recorded in the



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Financial Statements. Any amount of the Redemption Fund remaining after the
Redemption Date shall be reallocated for the purposes determined by the Board.

               4. Redemption Procedures. Each year, as soon as practicable after the determination of the amount of the Redemption Fund, the following shall occur:

                      (a) The Company shall mail to each record Shareholder (i) a form of letter of transmittal (the "Transmittal Letter") advising such Shareholder of his or her right to redeem shares of Common Stock and specifying
(A) the Appraisal Value, (B) the Redemption Price, (C) the Redemption Date, and
(D) the instructions necessary for the Shareholders to participate in and complete the Redemption, (ii) the Financial Statements, (iii) a copy of the Appraisal (or a summary thereof), and (iv) such other information as shall be required by applicable law.

                      (b) The Shareholders who desire to participate in the Redemption (each a "Selling Shareholder") shall comply with all of the requirements set forth in the Transmittal Letter and shall surrender certificates evidencing shares of Common Stock to be redeemed to the Company. If less than all of the shares represented by any certificate evidencing shares of Common Stock are to be redeemed, as soon as practicable following the Redemption Date, the Company shall issue a new certificate to the Selling Shareholder for the appropriate number of shares of Common Stock.

                      (c) If the number of shares of Common Stock offered for Redemption by the Selling Shareholders is greater than the number of shares which may be redeemed by the Company (given the amount of the Redemption Fund and the Redemption Price), the Company shall spend the entire amount of the Redemption Fund and shares of Common Stock shall be redeemed from each Selling Shareholder on a pro rata basis.

                      (d) If the number of shares of Common Stock offered for Redemption by the Selling Shareholders is less than the number of shares which may be redeemed by the Company (given the amount of the Redemption Fund and the Redemption Price), the Company shall spend such amount of the Redemption Fund as is necessary to redeem all of the shares of Common Stock offered for Redemption and the remaining amounts shall be treated as set forth in paragraph 3 above.

                      (e) In accordance with applicable law and the Transmittal Letter, the Company shall pay to each Selling Shareholder an amount in cash equal to the Redemption Price multiplied by the number of shares of Common Stock redeemed from such Selling Shareholder pursuant to this Plan.

                      (f) Upon Redemption, all shares of Common Stock redeemed shall be authorized and unissued shares of the Company



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and any certificates representing such shares of Common Stock shall be canceled.

               5. Eligible Shares. All shares of Common Stock shall be eligible for redemption subject to and in accordance with the terms of this Plan.

               6. Administration. This Plan shall be administered and interpreted by the Board in its sole and absolute discretion. This Plan may be repealed, amended, modified, supplemented or changed, or the Redemption for any particular year may be canceled, only after the approval of such action by more than seventy-five percent (75%) of the Board.



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